SUB-ITEM 77Q3

AIM SELECT REAL ESTATE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER 811-09913
SERIES NO.: 10

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                          $ 8,565
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                          $    20
         Class C                                          $    33
         Institutional Class                              $   166

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                           0.6498
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                           0.5553
         Class C                                           0.5555
         Institutional Class                               0.7010

74U.   1 Number of shares outstanding (000's omitted)
         Class A                                           13,303
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                              134
         Class C                                              231
         Institutional Class                                1,514

74V.   1 Net asset value per share (to nearest cent)
         Class A                                         $ 8.38
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                           $ 8.37
         Class C                                           $ 8.38
         Institutional Class                               $ 8.39